UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2012

SPOT MOBILE INTERNATIONAL LTD.
(Exact name of registrant as specified in its charter)

Delaware	0-22636	75-2461665
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

4950 Yonge Street, Suite 900
North York, Ontario M2N 6K1
(Address of principal executive offices, including zip code)

(416) 229-9333
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Unless otherwise indicated in this Current Report or the context otherwise requires, all references in this Current Report to “Spot Mobile International,” the “Company,” “us,” “our” or “we” are to Spot Mobile International Ltd.

Item 2.01	Completion of Acquisition or Disposition of Assets.

As previously disclosed, as a result of a default on our senior secured note and operating losses to date, we have incurred a working capital deficiency exceeding $6.6 million.  We do not have sufficient cash to continue operations and, following several months of negotiations, we were unable to reach a settlement with our senior secured lender.  Due to these circumstances and an inability to obtain alternative financing, we were required to dispose of our two operating subsidiaries as further described below.

On May 10, 2012, Mr. Prepaid, Inc., our wholly-owned subsidiary (“Mr. Prepaid”), executed a general assignment for the benefit of creditors pursuant to Florida law in favor of Philip Von Kahle (the “Assignee”).  On May 11, 2012, a petition commencing the assignment for the benefit of creditors was filed on behalf of the Assignee, with the Circuit Court located in Miami-Dade County, Florida under case number 12-18735 CA 30.  Pursuant to the assignment for the benefit of creditors, all of the assets of Mr. Prepaid have been assigned to the Assignee who will administer such assets in accordance with Chapter 727 of the Florida Statutes.

As previously disclosed, on May 1, 2012, Spot Mobile Corp, our wholly-owned subsidiary (“SMC”) received a notice of default from a third party lender with respect to a Secured Promissory Note, dated September 16, 2011, executed by SMC in favor of the third party lender (the “Secured Note”).  SMC was unable to make timely payment of the $1,345,000 principal amount, together with accrued interest, due under the Secured Note.  The Secured Note was secured by a lien on all of the assets of SMC and a pledge of the capital stock of SMC.  Due to SMC’s inability to satisfy the amounts due under the Secured Note and the lack of funds available to SMC in the foreseeable future to pay such amounts, our board of directors determined that it was in the best interests of the Company, in order to avoid the necessity, expense and inconvenience of legal proceedings, to surrender to the third party lender all of the outstanding capital stock of SMC in satisfaction of all amounts due under the Secured Note.  Accordingly, effective May 11, 2012, all of the shares of SMC capital stock were transferred to the third party lender and SMC is no longer a subsidiary of the Company.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 14, 2012, Valerie Ferraro resigned from all of her positions with the Company and its subsidiaries, including as a member of the Board of Directors of the Company. Ms. Ferraro’s resignation was effective immediately. Ms. Ferraro’s determination to resign as an officer and director of the Company was not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

On May 15, 2012, Matthew D. Liotta resigned as a member of the Board of Directors of the Company. Mr. Liotta’s resignation was effective immediately. Mr. Liotta’s determination to resign as a director of the Company was not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPOT MOBILE INTERNATIONAL LTD.

Dated: May 15, 2012	By: /s/ Charles J. Zwebner
Charles J. Zwebner
Chief Executive Officer